Exhibit 10.6

2025 Omnibus Equity Incentive Plan

AWARD AGREEMENT

PERFORMANCE SHARES

This Performance Share Award Agreement (this “Agreement”) is made and entered into as of _____, 20___ by and between Finward Bancorp, an Indiana corporation (the “Company”) and __________ (the “Grantee”).

Grant Date:

Number of Performance Shares:

Vesting Date:

WHEREAS, the Company has adopted the Finward Bancorp 2025 Omnibus Equity Incentive Plan (the “Plan”) pursuant to which Performance Shares may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the Performance Shares provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Performance Shares. Pursuant to Section 12 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Performance Share Award consisting of, in the aggregate, _____ shares of Common Stock, without par value (“Shares”), of the Company (the “Performance Shares”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. The number of Performance Shares that the Grantee actually earns for the Performance Period will be determined based on the level of achievement of the performance goal(s) (the “Performance Goals”) set forth in the Vesting Schedule attached hereto as Appendix A, with _____ Performance Shares to be earned if target performance levels are achieved (the “Target Award”). Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.

2. Performance Period. For purposes of this Agreement, the term “Performance Period” shall be the period commencing on _____, 20___ and ending on _____, 20___.

3. Performance Goal(s).

(a) The number of Performance Shares earned by the Grantee for the Performance Period will be determined at the end of the Performance Period based on the level of achievement of the Performance Goal(s) in accordance with Appendix A. All determinations of whether the Performance Goal(s) have been achieved, the number of Performance Shares earned by the Grantee, and all other matters related to this Section 3 shall be made by the Committee in its sole discretion.

(b) Promptly following completion of the Performance Period (and no later than thirty (30) days following the end of the Performance Period), the Committee will review and certify in writing (i) whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved, and (ii) the number of Performance Shares that the Grantee shall earn, if any, subject to the requirements of Section 4. Such certification shall be final, conclusive, and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

4. Vesting of Performance Shares.

(a) Subject to any exceptions set forth in this Agreement or the Plan, until the Performance Shares vest, the Performance Shares or the rights relating thereto may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell, or otherwise transfer or encumber the Performance Shares or the rights relating thereto prior to the Vesting Date (as defined below) shall be wholly ineffective and, if any such attempt is made, the Performance Shares will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

(b) The Performance Shares are subject to forfeiture until they vest. Except as otherwise provided herein, the Performance Shares will vest and become nonforfeitable, if at all, on the date the Committee certifies the achievement of the Performance Goal(s) in accordance with Section 3(b) (the “Vesting Date”). The number of Performance Shares that vest and become nonforfeitable under this Agreement shall be determined by the Committee based on the level of achievement of the Performance Goal(s) set forth in Appendix A and shall be rounded to the nearest whole Performance Share. Performance Shares that have not vested by the Vesting Date in accordance with this Section 4(b) shall be forfeited.

5. Termination of Continuous Service.

(a) Except as otherwise expressly provided in this Agreement, if the Grantee’s Continuous Service terminates for any reason at any time prior to the Vesting Date, the Grantee’s unvested Performance Shares shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

(b) Notwithstanding Section 5(a), if the Grantee’s Continuous Service terminates prior to the Vesting Date as a result of the Grantee’s death or Disability, the Grantee will vest on such date in a pro rata portion of the Target Award calculated by multiplying the Target Award by a fraction, the numerator of which equals the number of days that the Grantee was employed during the Performance Period and the denominator of which equals the total number of days in the Performance Period.

6. Change in Control.

(a) Acceleration of Vesting. In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume, or replace the Performance Shares outstanding as of the date of the Change in Control and such Performance Shares or replacement therefore shall remain outstanding and be governed by their terms. If and to the extent that the Performance Shares are continued, assumed, or replaced under the circumstances described in the preceding sentence in connection with a Change in Control, and if within two years after the Change in Control the Grantee experiences an involuntary termination of Continuous Service for reason other than Cause, then (i) all outstanding unvested Performance Shares awarded to the Grantee under this Agreement shall become immediately fully-vested and non-forfeitable as of the effective date of the Grantee’s termination of Continuous Service, (ii) the subject Performance Shares, cash, or equity interests that are substituted for the subject Performance Shares as a result of the Change in Control shall be distributed to the Grantee immediately following the effective date of the termination of Continuous Service, and (iii) any performance goals applicable to the Performance Shares shall be deemed to have been satisfied at the target level of performance specified in connection with the Award.

(b) Cash-Out. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Grantee, terminate the Performance Shares, in whole or in part, as of the effective time of the Change in Control, in exchange for a payment to the Grantee as provided in this Section 6(b), and the Committee, in its discretion, accelerate the vesting of any outstanding Performance Shares. Upon the termination of any Performance Shares pursuant to the preceding sentence, the Company shall pay to the Grantee, in settlement of such Performance Shares, an amount determined by the Committee in good faith to approximate the value assigned to a Share in the Change in Control transaction.

7. Rights as Shareholder; Dividend Equivalents.

(a) The Grantee shall be the record owner of the Performance Shares until the Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares. During the period ending on the day immediately prior to the Vesting Date, the Grantee shall be credited with an amount equal to the dividends that would have been paid to the Grantee if one Share had been issued on the Grant Date for each Performance Share granted to the Grantee as set forth in this Agreement (“Dividend Equivalents”) in the form of a right to a cash payment when cash dividends are paid on the Shares. Any cash amounts credited to the Grantee’s account shall vest (or be forfeited) at the same time and on the same conditions as the Performance Shares to which they relate and be paid to the Grantee on the Vesting Date (or within thirty (30) days following the Vesting Date).

(b) The Company may issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent.

(c) If the Grantee forfeits any rights they have under this Agreement in accordance with Section 4, the Grantee shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Performance Shares and shall no longer be entitled to vote or receive dividends or Dividend Equivalents on such shares.

8. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant, or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

9. Adjustments. If any change is made to the outstanding Shares or the capital structure of the Company, if required, the Performance Shares shall be adjusted or terminated in any manner as contemplated by Section 15 of the Plan.

10. Tax Liability and Withholding.

(a) The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Performance Shares and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state, or local tax withholding obligation by any of the following means, or by a combination of such means: (i) tendering a cash payment; or (ii) authorizing the Company to withhold Shares (based on the Fair Market Value of the Shares on the vesting date) from the Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the Performance Shares in an amount up to the Grantee’s highest marginal tax rate.

(b) Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Performance Shares or the subsequent sale of any Shares; and (ii) does not commit to structure the Performance Shares to reduce or eliminate the Grantee’s liability for Tax-Related Items.

11. Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Performance Shares. Any such election must be made within thirty (30) days after the Grant Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

12. Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

13. Clawback. In accordance with Section 24(f) of the Plan, by accepting the Award of Performance Shares, the Grantee acknowledges that the Grantee is fully bound by, and subject to all of the terms and conditions of, the Clawback Policy, and the Grantee agrees to abide by the terms of the Clawback Policy. To the extent that the Board determines that all or a portion of the Award of Performance Shares must be cancelled, forfeited, repaid, or otherwise recovered by the Company, the Grantee shall promptly take whatever action is necessary to effectuate such cancellation, forfeiture, repayment, or recovery. No recovery of all or a portion of the Performance Shares under the Clawback Policy will be an event giving rise to a right to terminate for “good reason” under any agreement with the Company (as such term may be defined under any such agreement). In the event of any conflicts between the terms of the Clawback Policy and the terms of the Plan or this Agreement, the terms of the Clawback Policy shall govern.

14. Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the Performance Shares pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws, or any stock exchange on which the Shares are then listed or quoted.

15. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

16. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Indiana without regard to conflict of law principles.

17. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

18. Performance Shares Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

19. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators, and the person(s) to whom the Performance Shares may be transferred by will or the laws of descent or distribution.

20. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

21. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion, in accordance with the terms of the Plan. The grant of the Performance Shares in this Agreement does not create any contractual right or other right to receive any Performance Shares or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

22. Amendment. The Committee has the right to amend, alter, suspend, discontinue, or cancel the Performance Shares, prospectively or retroactively; provided that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

23. No Impact on Other Benefits. The value of the Grantee’s Performance Share Award is not part of the Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit.

24. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

25. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan, this Agreement, and the Clawback Policy. The Grantee has read and understands the terms and provisions thereof, and accepts the Performance Shares subject to all of the terms and conditions of the Plan, this Agreement, and the Clawback Policy. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Performance Shares or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting, or disposition.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, by its officer thereunder duly authorized, and the Grantee, have caused this Award Agreement to be executed as of the day and year first above written.

FINWARD BANCORP	GRANTEE

By:	By:
Signature	Signature

Printed	Printed

Title:	Job Title

Appendix A

VESTING SCHEDULE

Subject to the provisions of the Plan and the Agreement to which this Appendix A is attached, the Performance Shares shall vest in accordance with the following schedule:

Date of Vesting/Conditions to Vesting	Percent Vested	Cumulative Vesting